Exhibit 5.1

McGuireWoods LLP 201 North Tryon Street Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

October 1, 2025

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

BofA Finance LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Bank of America Corporation, a Delaware corporation (“BAC”), and BofA Finance LLC, a Delaware limited liability company (“BofA Finance”), in connection with the Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the “Commission”) by BAC and BofA Finance on or about the date of this opinion letter (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale from time to time of (i) debt securities of BAC (the “BAC Debt Securities”), (ii) debt securities of BofA Finance (the “BofA Finance Debt Securities,” and, together with BAC Debt Securities, the “Debt Securities”), (iii) securities of BofA Finance designated as “warrants” (the “Warrants”), (iv) the guarantee of the BofA Finance Debt Securities by BAC (the “Debt Securities Guarantee”) and (v) the guarantee of the Warrants by BAC (the “Warrants Guarantee” and, together with the Debt Securities Guarantee, the “Guarantees”). The Debt Securities, the Warrants and the Guarantees are referred to herein, collectively, as the “Securities.”

The BAC Debt Securities, which include BAC’s debt securities designated as its Senior Medium-Term Notes, Series P (the “BAC Medium-Term Notes”), will be issued pursuant to that certain Indenture for Senior Debt Securities dated as of June 27, 2018 between BAC, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented or amended from time to time, the “BAC Indenture”). The BofA Finance Debt Securities, which include BofA Finance’s debt securities designated as its Senior Medium-Term Notes, Series A (the “BofA Finance Medium-Term Notes” and, together with the BAC Medium-Term Notes, the “Medium-Term Notes”), and the related Debt Securities Guarantee, will be issued pursuant to that certain

Bank of America Corporation

BofA Finance LLC

October 1, 2025

Indenture for Senior Debt Securities dated as of August 23, 2016 among BofA Finance, as issuer, BAC, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a First Supplemental Indenture dated as of December 30, 2019 (such indenture, as so supplemented, and as further supplemented or amended from time to time, the “BofA Finance Indenture” and, together with the BAC Indenture, the “Indentures”). The Warrants, which include BofA Finance’s warrants designated as its Warrants, Series B (the “Series B Warrants”), and the related Warrants Guarantee, will be issued pursuant to a Warrant Agreement, to be entered into among BofA Finance, as issuer, BAC, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent (as supplemented or amended from time to time, the “Warrant Agreement”).

In connection with this opinion letter, we have examined the Registration Statement (including the exhibits thereto), the base prospectus relating to the Securities, a prospectus supplement to the base prospectus relating to the BAC Medium-Term Notes (the “BAC Prospectus Supplement”), a prospectus supplement to the base prospectus relating to the BofA Finance Medium-Term Notes and the related Debt Securities Guarantee (the “BofA Finance Medium-Term Notes Prospectus Supplement”) and a prospectus supplement to the base prospectus relating to the Series B Warrants and the related Warrants Guarantee (the “BofA Finance Warrants Prospectus Supplement”), certificates of public officials and officers of BAC and BofA Finance, and originals or copies of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter, including resolutions of BAC’s Board of Directors and BofA Finance’s Board of Managers authorizing the filing of the Registration Statement and the issuance of the Securities, subject to, with respect to each particular issuance of Debt Securities and Warrants, further specific authorization for such issuance by proper action taken pursuant to such resolutions of BAC’s Board of Directors or BofA Finance’s Board of Managers, as applicable (such further authorization, the “Authorizing Resolutions”). The base prospectus, as supplemented by the BAC Prospectus Supplement, is referred to herein as the “BAC Prospectus,” the base prospectus, as supplemented by the BofA Finance Medium-Term Notes Prospectus Supplement, is referred to herein as the “BofA Finance Medium-Term Notes Prospectus,” and the base prospectus as supplemented by BofA Finance Warrants Prospectus Supplement is referred to herein as the “BofA Finance Warrants Prospectus.”

As used herein, the term “Subject Documents” means the Indentures and the Warrant Agreement, collectively, and the term “Applicable Law” means the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

Bank of America Corporation

BofA Finance LLC

October 1, 2025

(a) Factual Matters. To the extent we have reviewed and relied upon certificates of BAC or authorized representatives thereof, certificates of BofA Finance or authorized representatives thereof and certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Signatures; Legal Capacity; Authentic and Conforming Documents. The signatures of individuals who have signed each Indenture or will sign the Warrant Agreement and any signed Securities are genuine and, other than those individuals signing on behalf of BAC or BofA Finance, authorized, and all such individuals had or will have the legal capacity to execute such document. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Organizational Status; Power and Authority. All parties to each Indenture, the Warrant Agreement and any Securities are or will be validly existing and in good standing in their respective jurisdictions of formation and have or will have as of the date such Indenture, Warrant Agreement or any such Security was or is executed and delivered the power and authority to execute, deliver and perform such Indenture, Warrant Agreement or such Security and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to BAC or BofA Finance.

(d) Authorization, Execution and Delivery. Each of the Subject Documents and the documents required or permitted to be delivered thereunder and any Securities executed and delivered have been or will be, as of the date the Subject Documents or any such documents were or are executed and delivered, duly authorized by all necessary corporate, limited liability company, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties, except that no such assumption is made as to BAC or BofA Finance.

(e) Subject Documents Binding on Certain Parties. Each of the Subject Documents and the documents required or permitted to be delivered thereunder and any Securities executed and delivered are or will be, as of the date such Subject Documents and any such Securities or other documents are or will be executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to BAC or BofA Finance.

(f) Noncontravention. None of the issuance of the BAC Debt Securities by BAC, the BofA Finance Debt Securities by BofA Finance, the Warrants by BofA Finance or the Guarantees by BAC, nor the execution and delivery of the Subject Documents or any applicable Securities by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, limited liability company agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to BAC or BofA Finance as to their respective organizational documents, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no

Bank of America Corporation

BofA Finance LLC

October 1, 2025

such assumption is made as to BAC or BofA Finance as to any Applicable Law, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to BAC or BofA Finance as to the Subject Documents or any Securities.

(g) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the BAC Debt Securities by BAC, the BofA Finance Debt Securities by BofA Finance, the Warrants by BofA Finance or the Guarantees by BAC or to the execution and delivery of the Subject Documents or any Securities executed and delivered by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to BAC or BofA Finance.

(h) Registration; Trust Indenture Act. The Registration Statement will be effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and each Indenture will be qualified under the Trust Indenture Act of 1939.

Our Opinions

Based solely upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exclusions and other assumptions set forth in this opinion letter, we are of the opinion that:

1. BAC Debt Securities. When (i) Authorizing Resolutions with respect to any BAC Debt Securities, including any BAC Medium-Term Notes, have been duly adopted, (ii) the terms and form of such BAC Debt Securities and the terms of their issuance and sale have been established in conformity with the applicable Authorizing Resolutions or other proper action pursuant to applicable resolutions of BAC’s Board of Directors and the BAC Indenture, (iii) such BAC Debt Securities have been issued and sold as contemplated by the Registration Statement, the BAC Prospectus and any applicable supplement(s) to the BAC Prospectus, (iv) BAC has received the consideration provided for in the applicable supplement(s) to the BAC Prospectus and any applicable definitive purchase, underwriting, distribution or similar agreement(s) and (v) either (A) such BAC Debt Securities have been completed, executed, authenticated and delivered, or (B) in the case of BAC Medium-Term Notes represented by a master global note, such master global note has been duly executed by BAC and authenticated by the trustee under the BAC Indenture and the trustee has made the appropriate entries or notations on Schedule 1 to the master global note and/or, as applicable, other appropriate records of the trustee or security registrar (if other than the trustee), including the security register provided for under the BAC Indenture, identifying such BAC Medium-Term Notes as supplemental obligations thereunder in accordance with the instructions of BAC, and, in each case, in accordance with the provisions of the BAC Indenture, such BAC Debt Securities will constitute the legal, valid and binding obligations of BAC, enforceable against BAC in accordance with their terms.

Bank of America Corporation

BofA Finance LLC

October 1, 2025

2. BofA Finance Debt Securities and Related Guarantee. When (i) Authorizing Resolutions with respect to any BofA Finance Debt Securities, including any BofA Finance Medium-Term Notes, have been duly adopted, (ii) the terms and form of such BofA Finance Debt Securities and the terms of their issuance and sale have been established in conformity with the applicable Authorizing Resolutions or other proper action pursuant to applicable resolutions of BofA Finance’s Board of Managers and the BofA Finance Indenture, (iii) such BofA Finance Debt Securities have been issued and sold as contemplated by the Registration Statement, the BofA Finance Debt Securities Prospectus and any applicable supplement(s) to the BofA Finance Medium-Term Notes Prospectus, (iv) BofA Finance has received the consideration provided for in the applicable supplement(s) to the BofA Finance Debt Securities Prospectus and any applicable definitive purchase, underwriting, distribution or similar agreement(s) and (v) either (A) such BofA Finance Debt Securities have been completed, executed, authenticated and delivered, or (B) in the case of BofA Finance Medium-Term Notes represented by a master global note, such master global note has been duly executed by BofA Finance and authenticated by the trustee under the BofA Finance Indenture and the trustee has made the appropriate entries or notations on Schedule 1 to the master global note and/or, as applicable, other appropriate records of the trustee or security registrar (if other than the trustee), including the security register provided for under the BofA Finance Indenture, identifying such BofA Finance Medium-Term Notes as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and in each case in accordance with the provisions of the BofA Finance Indenture, such BofA Finance Debt Securities will constitute the legal, valid and binding obligations of BofA Finance, enforceable against BofA Finance in accordance with their terms, and the related Debt Securities Guarantee will constitute the legal, valid and binding obligation of BAC, enforceable against BAC in accordance with its terms.

3. Warrants and Related Guarantee. When (i) Authorizing Resolutions with respect to any Warrants, including any Series B Warrants, have been duly adopted, (ii) the terms and form of such Warrants and the terms of their issuance and sale have been established in conformity with the applicable Authorizing Resolutions or other proper action pursuant to applicable resolutions of BAC’s Board of Directors and the Warrant Agreement, (iii) such Warrants have been issued and sold as contemplated by the Registration Statement, the BofA Finance Warrants Prospectus and any applicable supplement(s) to the BofA Finance Warrants Prospectus, (iv) BofA Finance has received the consideration provided for in the applicable supplement(s) to the BofA Finance Warrants Prospectus and any applicable definitive purchase, underwriting, distribution or similar agreement(s) and (v) either (A) such Warrants have been completed, executed, authenticated and delivered, or (B) in the case of Series B Warrants represented by a master global warrant certificate, the master global warrant certificate representing the Series B Warrants has been duly executed by BofA Finance and countersigned by the warrant agent in accordance with the provisions of the Warrant Agreement and the warrant agent in its role as warrant registrar has made the appropriate entries or notations on Schedule 1 to the master global warrant certificate and/or, as applicable, other appropriate records of the warrant agent in its role as warrant registrar, including the warrant register provided for under the Warrant Agreement, identifying such Series B Warrants as warrant obligations thereunder in accordance with the instructions of BofA Finance, and in accordance with the provisions of the Warrant Agreement, such Warrants will constitute the legal, valid and binding

Bank of America Corporation

BofA Finance LLC

October 1, 2025

obligations of BofA Finance, enforceable against BofA Finance in accordance with their terms, and the related Warrants Guarantee will constitute the legal, valid and binding obligation of BAC, enforceable against BAC in accordance with its terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification. The enforceability of any agreement of BAC or BofA Finance as may be included in the terms of any Subject Document or Securities relating to indemnification, contribution or exculpation from costs, expenses or other liabilities, which agreement is contrary to public policy or Applicable Law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement of BAC or BofA Finance in any Subject Document to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of BAC or BofA Finance regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c) Certain Laws. The following state laws, and regulations promulgated thereunder, and the effect of such laws and regulations, on the opinions expressed herein: securities (including Blue Sky laws).

(d) Remedies. The enforceability of any provision in any Subject Document or Securities, as applicable, to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

Bank of America Corporation

BofA Finance LLC

October 1, 2025

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(d)  Judgements in Foreign Currencies. We advise you that a judgment for money relating to any obligation under Debt Securities or Warrants denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The date and method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors, including which court renders the judgment. We express no opinion as to whether a federal or state court in the United States would award a judgment in a currency other than U.S. dollars or the particular date of rate of exchange that would be used by such court in the entry of a judgment.

(e) Choice of New York Law and Forum. To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any Subject Document or applicable Securities, our opinion is rendered in reliance upon New York General Obligations Law Sections 5-1401 and 5-1402 and Rule 327(b) of the New York Civil Practice Law and Rules and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents or applicable Securities.

Miscellaneous

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof and to the reference to our firm in each of the BAC Prospectus, the BofA Finance Medium-Term Notes Prospectus and the BofA Finance Warrants Prospectus under the caption “Legal Matters.” In addition,:

(a) if a supplement to the BAC Prospectus relating to the offer and sale of any particular BAC Medium-Term Notes, or if a supplement to the BofA Finance Medium-Term Notes Prospectus relating to the offer and sale of any particular BofA Finance Medium-Term Notes and related Debt Securities Guarantee, is filed by BAC or BofA Finance, as applicable, with the Commission on a future date, and the supplement contains a reference to us and our opinion substantially in the form set forth below, we consent to including such opinion as part of the Registration Statement and further consent to the reference to our name in such opinion:

“In the opinion of McGuireWoods LLP, as counsel to [BAC][BofA Finance and BAC, as guarantor], [when the notes offered hereby have been completed and executed by [BAC][BofA Finance], and authenticated by the trustee in accordance with the provisions of the indenture governing the notes [and the related guarantee]]

Bank of America Corporation

BofA Finance LLC

October 1, 2025

[when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the notes (the “Master Note”)] and/or, as applicable, other appropriate records of the trustee, identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of [BAC][BofA Finance]], and the notes have been delivered against payment therefor as contemplated in this [pricing supplement][term sheet] and the related prospectus and prospectus supplement[s], all in accordance with the provisions of the indenture governing the notes [and the related guarantee], such notes will be the legal, valid and binding obligations of [BAC][BofA Finance][, and the related guarantee will be the legal, valid and binding obligation of BAC], subject[, in each case,] to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this [pricing supplement][term sheet] and is limited to the Delaware General Corporation Law [and the Delaware Limited Liability Company Act] (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting [either of] the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the notes [and due authentication of the Master Note], the validity, binding nature and enforceability of the indenture governing the notes [and the related guarantee] with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated October 1, 2025, which has been filed as an exhibit to the Registration Statement of BAC and BofA Finance, filed with the Securities and Exchange Commission on October 1, 2025. [This opinion is also subject to the limitations, as stated in such opinion letter, of the enforcement of notes denominated or payable in a currency other than U.S. dollars.]”

(b) if a supplement to the BofA Finance Warrants Prospectus relating to the offer and sale of any particular Series B Warrants and related Warrants Guarantee is filed by BofA Finance with the Commission on a future date, and the supplement contains a reference to us and our opinion substantially in the form set forth below, we consent to including such opinion as part of the Registration Statement and further consent to the reference to our name in such opinion:

“In the opinion of McGuireWoods LLP, as counsel to BofA Finance and BAC, as guarantor, [when the warrants offered hereby have been completed and executed by BofA Finance and countersigned by the warrant agent in accordance with the provisions of the warrant agreement] [when the warrant agent has made the appropriate entries or notations on Schedule 1 to the master global warrant certificate

Bank of America Corporation

BofA Finance LLC

October 1, 2025

that represents the warrants [(the “Master Warrant Certificate”)] and/or, as applicable, other appropriate records of the warrant agent identifying the warrants offered hereby as warrant obligations thereunder in accordance with the instructions of BofA Finance], and the warrants have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus and prospectus supplement[s], all in accordance with the provisions of the warrant agreement applicable to the warrants and the related guarantee, such warrants will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the warrant agreement applicable to the warrants and the related guarantee and due countersignature of the Master Warrant Certificate, the validity, binding nature and enforceability of the warrant agreement applicable to the warrants and the related guarantee with respect to the warrant agent, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated October 1, 2025, which has been filed as an exhibit to the Registration Statement of BAC and BofA Finance, filed with the Securities and Exchange Commission on October 1, 2025. [This opinion is also subject to the limitations, as stated in such opinion letter, of the enforcement of notes denominated or payable in a currency other than U.S. dollars.]”

In giving this consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ McGuireWoods LLP